       As filed with the Securities and Exchange Commission on May 1, 2000

                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                             -----------------------

                              PAPER WAREHOUSE, INC.
             (Exact name of registrant as specified in its charter)

                MINNESOTA                                41-1612534
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

           7630 EXCELSIOR BOULEVARD
            MINNEAPOLIS, MINNESOTA                          55426
   (Address of Principal Executive Offices)              (Zip Code)
                             -----------------------

                              PAPER WAREHOUSE, INC.
                     1997 STOCK OPTION AND COMPENSATION PLAN
                              PAPER WAREHOUSE, INC.
                           DIRECTOR STOCK OPTION PLAN
                              PAPER WAREHOUSE, INC.
                             NON-PLAN STOCK OPTIONS
                            (Full title of the plan)
                             -----------------------

                                YALE T. DOLGINOW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PAPER WAREHOUSE, INC.
                            7630 EXCELSIOR BOULEVARD
                              MINNEAPOLIS, MN 55426
                                 (952) 936-1000
                      (Name, address and telephone number,
                   including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
   TITLE OF SECURITIES          AMOUNT TO BE            OFFERING           AGGREGATE OFFERING         AMOUNT OF
     TO BE REGISTERED          REGISTERED (1)      PRICE PER SHARE (2)         PRICE (2)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.01 par
value per share                  1,164,641                $1.41               $1,642,144                $434
======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options previously granted under the plans, on the basis of the weighted average exercise price of such option grants and (ii) with respect to awards to be granted under the plans, on the basis of the average high and low reported sales prices of the Registrant's Common Stock on April 25, 2000, on the over-the-counter market, as reported by the Nasdaq National Market.

                                     PART I

                              INFORMATION REQUIRED
                         IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.


                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Paper Warehouse, Inc. (File No. 0-23389) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (1) Paper Warehouse's latest Annual Report on Form 10-K for the fiscal year ended January 28, 2000;

         (2) All other reports filed by Paper Warehouse pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 28, 2000; and

         (3) The description of Paper Warehouse's common stock contained in its Registration Statement on Form 8-A filed with the Commission on November 18, 1997 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by Paper Warehouse with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities that may be offered under the Paper Warehouse, Inc. 1997 Stock Option and Compensation Plan, Director Stock Option Plan, and Non-Plan Stock Options will be passed upon for Paper Warehouse by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Paper Warehouse's Articles of Incorporation limit the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. Specifically, directors of Paper Warehouse will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the duty of loyalty to Paper Warehouse or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by Paper Warehouse's Articles of Incorporation.

         Minnesota Statutes, Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. Paper Warehouse's Articles of Incorporation and Bylaws also require Paper Warehouse to provide indemnification to the fullest extent of the Minnesota indemnification statute.

         Paper Warehouse also maintains a directors and officers insurance policy pursuant to which directors and officers of Paper Warehouse are insured against liability for certain actions in their capacity as directors and officers.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable. No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

EXHIBIT NO.
-----------

5.1       Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith).

23.1      Consent of  Grant Thornton LLP (filed herewith).

23.2      Consent of KPMG LLP (filed herewith).

23.3      Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

24.1      Power of Attorney (included on page 6 of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

                      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 1, 2000.

                                  PAPER WAREHOUSE, INC.

                                  By: /s/ Yale T. Dolginow
                                     -------------------------------------------
                                      Yale T. Dolginow
                                      President and Chief Executive Officer
                                      (principal executive officer)


                                  By: /s/  Cheryl W. Newell
                                     -------------------------------------------
                                      Cheryl W. Newell
                                      Vice President and Chief Financial Officer
                                      (principal financial  officer)



                                  By: /s/  Diana G. Purcel
                                     -------------------------------------------
                                      Diana G. Purcel
                                      Controller
                                      (principal accounting officer)

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Yale T. Dolginow and Cheryl W. Newell, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 1, 2000 by the following persons in the capacities indicated.

SIGNATURE                            TITLE
/s/ Yale T. Dolginow
-------------------------------     President and Chief Executive Officer
Yale T. Dolginow                    and Director, Chairman of the Board

/s/ Arthur H. Cobb
-------------------------------     Director
Arthur H. Cobb

/s/ Diane C. Dolginow
-------------------------------     Secretary and Director
Diane C. Dolginow

/s/ Marvin W. Goldstein
-------------------------------     Director
Marvin W. Goldstein

/s/ Jeffrey S. Halpern
-------------------------------     Director
Jeffrey S. Halpern

/s/ Martin A. Mayer
-------------------------------     Director
Martin A. Mayer

/s/ Cheryl W. Newell
-------------------------------     Vice President and Chief Financial Officer
Cheryl W. Newell

/s/ Diana G. Purcel
-------------------------------     Controller
Diana G. Purcel

                                INDEX TO EXHIBITS

 NO.                         ITEM                   METHOD OF FILING
 --                          ----                   ----------------

5.1   Opinion of Oppenheimer Wolff & Donnelly LLP...Filed herewith.

23.1  Consent of  Grant Thornton LLP................Filed herewith

23.2  Consent of KPMG LLP...........................Filed herewith.

23.3  Consent of Oppenheimer Wolff & Donnelly LLP...Included in Exhibit 5.1.

24.1  Power of Attorney.............................Included on page 6 of this Registration
                                                    Statement.